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                                                                    Exhibit 99.2


FOR IMMEDIATE RELEASE



Contact:  Bryan S. Fisher
          Senior Vice President of Finance
          and Chief Financial Officer
          (312) 655-1571


            NATIONAL SURGERY CENTERS, INC. POSTPONES ITS PREVIOUSLY
                   SCHEDULED ANNUAL MEETING OF STOCKHOLDERS


CHICAGO, Illinois (May 8, 1998) - National Surgery Centers, Inc. (Nasdaq/NM:NSCI) today announced that, due to the signing of a definitive agreement to merge with HEALTHSOUTH Corporation (NYSE:HRC), as announced on May 6, 1998, the Company has postponed its upcoming annual meeting of stockholders until further notice. This meeting was to occur on May 21, 1998. The Company expects to schedule a special meeting of stockholders early in the third quarter of 1998 to consider and act on the merger proposal and, if the merger is not completed, to call and convene the 1998 annual meeting.

     National Surgery Centers operates a network of 40 freestanding ambulatory surgery centers, with locations in 14 states.


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